UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2018

LOWE’S COMPANIES, INC.

(Exact Name of Registrant as Specified in Charter)

North Carolina	1-7898	56-0578072
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Lowe’s Blvd., Mooresville, NC		28117
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (704) 758-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2018, the Board of Directors of Lowe’s Companies, Inc. (the “Company”) appointed Marvin R. Ellison as President and Chief Executive Officer, in each case, effective as of July 2, 2018 (the “Effective Date”), at which time he will also join the Board of Directors (the “Board”). On May 20, 2018, the Board also appointed Richard W. Dreiling as Chairman of the Board, effective as of the Effective Date. Mr. Ellison and Mr. Dreiling will succeed Robert A. Niblock, who will be retiring as Chairman, President and Chief Executive Officer of the Company and member of the Board, in each case, effective as of the Effective Date.

Mr. Ellison, 53, has served as Chairman of the Board of major retailer J. C. Penney Company, Inc. since 2016, Chief Executive Officer since 2015 and President from 2014 to 2015. Previously, he was Executive Vice President – U.S. Stores of The Home Depot, Inc. from 2008 to 2014. Mr. Ellison also previously served in a variety of operational roles at Target Corporation from 1987 to 2002.

On May 21, 2018, the Company and Mr. Ellison entered into an offer letter (the “Offer Letter”). Pursuant to the Offer Letter, during the term of his employment with the Company, Mr. Ellison will receive (i) an annual base salary of $1,450,000, (ii) eligibility for an annual cash incentive bonus with a target payout of 200% of Mr. Ellison’s annual base salary and a maximum payout of 200% of target, provided that Mr. Ellison’s annual cash incentive bonus for the current fiscal year will be (a) calculated at no less than target if certain strategic plans are formulated by Mr. Ellison by November 8, 2018, and such plans are approved by the Board, and (b) prorated based on Mr. Ellison’s start date, (iii) an annual equity incentive award grant (consisting of a mixture of performance-based restricted share units, time-based restricted shares and stock options) with a target award value equal to 565% of Mr. Ellison’s annual base salary (to be prorated for the current fiscal year based on Mr. Ellison’s start date), (iv) a sign-on equity incentive grant consisting of (a) time-based restricted shares with an award value of $3,500,000, which such grant will vest in full on the third anniversary of the grant date, and (b) nonqualified stock options with an award value of $2,500,000, which such grant will vest in equal annual installments on the first three anniversaries of the grant date, in each case generally subject to Mr. Ellison’s continued employment with the Company through the applicable vesting date, (v) reimbursement for certain expenses incurred by Mr. Ellison in connection with his relocation from Texas to the Charlotte, North Carolina area, (vi) reimbursement of up to $12,000 annually for costs incurred by Mr. Ellison for his personal tax and financial planning, (vii) reimbursement of up to $25,000 for reasonable legal fees incurred by Mr. Ellison in connection with the negotiation of the Offer Letter, (viii) personal use (including immediate family members accompanying Mr. Ellison) of the Company’s aircraft(s) in accordance with the Company’s aircraft usage policy as in effect from time to time, (ix) four weeks of vacation per year and (x) an annual executive physical exam. Mr. Ellison is also eligible to participate in those change in control, retirement, welfare and fringe benefits programs available to senior executives of the Company generally. Upon an involuntary termination of Mr. Ellison’s employment with the Company other than for cause, subject to Mr. Ellison’s (x) execution and non-revocation of a general release and waiver of claims in favor of the Company and certain related parties and (y) compliance with certain post-termination obligations set forth in the Offer Letter, Mr. Ellison will be entitled to receive severance payments to be paid over twenty-four (24) months in accordance with the Company’s payroll practices equal in the aggregate to two (2) multiplied by the sum of Mr. Ellison’s annual base salary and target annual bonus. Pursuant to the Offer Letter, Mr. Ellison is subject to certain non-competition and non-solicitation restrictions, in each case that apply during the term of his employment and for twenty-four (24) months thereafter, and confidentiality restrictions that apply indefinitely.

The foregoing summary of Mr. Ellison’s compensation and terms of employment generally is not complete and is qualified in its entirety by the Offer Letter, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference in its entirety.

There are no family relationships between Mr. Ellison and any director or executive officer of the Company, and Mr. Ellison has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At a meeting of the Board held on May 20, 2018, the Board approved and adopted effective immediately amendments (the “Amendment”) to the Bylaws of the Company (the “Bylaws”) to reflect the separation of the roles of Chairman of the Board and Chief Executive Officer of the Company, including but not limited to amendments in respect of, among other things, (i) the ability of each of the Chairman and the Chief Executive Officer to call a special meeting of the shareholders and of the Board (if the Chief Executive Officer is a director), (ii) the ability of the Chief Executive Officer to act as chairman and preside at each meeting of the shareholders in the absence of the Chairman of the Board and (iii) the allocation of responsibilities to the Chief Executive Officer position, including the general supervision, direction and control of the business of the Company, subject to the oversight of the Board of Directors and the power of the Chief Executive Officer to sign certificates for shares of the Company and any deeds, mortgages, bonds, contracts, or any other instruments or documents which may be lawfully executed on behalf of the Company. The Bylaws were also amended to clarify that the compensation of non-employee directors shall be recommended to the Board by the appropriate committee thereof.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On May 22, 2018, the Company issued a press release announcing the planned retirement of Mr. Niblock and the appointments of Mr. Ellison and Mr. Dreiling, in each case, effective as of July 2, 2018. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

This information, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

3.1	Bylaws of Lowe’s Companies, Inc., as amended and restated on May 20, 2018

10.1	Offer Letter between Marvin R. Ellison and Lowe’s Companies, Inc. entered into on May 21, 2018

99.1	Press Release dated May 22, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2018	LOWE’S COMPANIES, INC.

	By:	/s/ Ross W. McCanless
	Name:	Ross W. McCanless
	Title:	Chief Legal Officer and Secretary

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